Exhibit 10.25.1

[            ] STOCK OPTION AGREEMENT

[            ] STOCK OPTION AGREEMENT, dated as of the              day of                     ,             , by and between NovaStar Financial, Inc., a Maryland corporation (the “Company”), and                             , an individual employee of the Company or any Subsidiary (the “Optionee”).

Pursuant to the NovaStar Financial, Inc. 2004 Incentive Stock Plan (the “Plan”), the Compensation Committee of the Board of Directors has determined that the Optionee is to be granted an option (the “Option”) to purchase shares of the Company’s common stock, on the terms and conditions set forth herein, and the Board of Directors hereby grants such Option. It is intended that the Option constitute an “[            ] stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”); subject to the approval at the 1999 Annual Meeting of Shareholders of an amendment to the Plan. In the event that approval is withheld, such Option will thereafter be treated as a Non-Qualified Stock Option. Any capitalized terms not defined herein shall have the meaning set forth in the Plan.

1. Number of Shares and Option Price. The Option entitles the Optionee to purchase                              (            ) shares of the Company’s common stock, par value $0.01 per share (the “Option Shares”), at a price (the “Option Price”) of                              Dollars ($            ) per share, which is not less than the Fair Market Value of the Option Shares as of the date hereof, as determined by the Compensation Committee of the Board of Directors.

2. DERs. [        ] percent ([    ]%) dividend equivalent rights in the form of “Accrued DERs” as provided in, and subject to the limitations of, the Plan shall be credited with respect to the Option to the extent it has become exercisable and [    ]% dividends shall likewise be credited on the Accrued DERs. Dividends payable or credited as Accrued DERs shall equal [    ]% of the cash dividend paid, or [    ]% of the value of stock or other property being distributed, as the case may be, with respect to the Company’s common stock.

3. Period of Option. The term of the Option and of this Option Agreement shall commence on the date hereof (the “Date of Grant”) and terminate upon the expiration of ten years from the Date of Grant; provided, however, that if the Optionee owns or is deemed to own (by reason of the attribution rules of Section 425(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary, the term of the Option shall be no more than five (5) years from the Date of Grant. Upon termination of the Option, all rights of the Optionee hereunder shall cease.

4. Conditions of Exercise.

(a) Subject to the provisions of paragraph (b) of this Section 4, the Option shall become exercisable as follows:

(i) Twenty-five Percent of the Option Shares (rounded down to the nearest whole number of shares) on                     ;

(ii) An additional 25% of the Option Shares (rounded down to the nearest whole number of shares) on                     ;

(iii) An additional 25% of the Option Shares (rounded down to the nearest whole number of shares) on                     ;

(iv) An additional 25% of the Option Shares (rounded down to the nearest whole number of shares) on                     .

(b) The right of the Optionee to purchase shares with respect to which this Option has become exercisable as herein provided may be exercised in whole or in part at any time or from time to time up to ten (10) years from the Date of Grant, but only during the period in which such Option remains exercisable as herein provided.

5. Nontransferability of Option. The Option and this Option Agreement shall not be transferable otherwise than by will or by the laws of descent and distribution or pursuant to a “qualified domestic relations order,” as defined in the Employee Retirement Income Security Act of 1974; and the Option may be exercised, during the lifetime of the Optionee, only by the Optionee or by the Optionee’s legal representative.

6. Exercise of Option. The Option shall be exercised in the following manner: the Optionee, or the person or persons having the right to exercise the Option upon the death or Disability of the Optionee, shall deliver to the Company written notice specifying the number of Option shares which he or she elects to purchase, together with either (i) cash, (ii) shares of Company common stock having a Fair Market Value determined as of the date of exercise, (iii) cancellation of any indebtedness owed by the Company to the Optionee, or (iv) any combination of the above, the sum of which equals the total price to be paid upon the exercise of the Option, and the stock purchased shall thereupon be promptly delivered. The Optionee will not be deemed to be a holder of any shares pursuant to exercise of the Option until the date of issuance to him or her of a stock certificate for such shares and until the shares are paid in full.

7. Termination by Death. If the Optionee’s employment with the Company or any Subsidiary terminates by reason of death, the Option may thereafter be exercised by the legal representative of the estate or by the legatee of the Optionee under the will of the Optionee, to the full extent of the Option Shares (accelerating the provisions of paragraph (a) of Section 4), for a period of twelve (12) months or until the expiration of the stated term of such Option, whichever period is shorter.

8. Termination by Reason of Disability. If the Optionee’s employment with the Company or any Subsidiary terminates by reason of Disability, any Option held by such Optionee may thereafter be exercised, to the full extent of the Option Shares (accelerating the provisions of paragraph (a) of Section 4), for a period of twelve (12) months from the date of such termination of employment or until the expiration of the stated term of such Option, whichever period is shorter; provided, however, that if the Optionee dies within such twelve (12) month period and prior to the expiration of the stated term of such Option, such Option may thereafter be exercised for a period of twelve (12) months from the date of death or until the expiration of the stated term of such Option, whichever period is shorter; provided, further, that in the event of a termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Option will thereafter be treated as a Non-Qualified Stock Option.

9. Other Termination. If the Optionee’s employment with the Company or any Subsidiary terminates for any reason other than death or Disability, the Option may be exercised to the extent it has become exercisable, for a period of three (3) months from the date of such termination or until the expiration of the stated term of the Option, whichever period is shorter; provided, however, that if the Optionee dies within such three (3) month period and prior to the expiration of the stated term of such Option, such Option may thereafter be exercised to the extent it has become exercisable for a period of three (3) months from the date of death or until the expiration of the stated term of the Option, whichever period is shorter.

10. Notices. Any notice required or permitted under this Option Agreement shall be deemed given when delivered personally, or when deposited in a United States Post Office, postage prepaid, addressed, as appropriate, to the Optionee either at the Optionee’s address set forth below or such other address as the Optionee may designate in writing to the Company, or the Company: Attention: Board of Directors/Corporate Secretary, at the Company’s address or such other address as the Company may designate in writing to the Optionee.

11. Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Option Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

12. Incorporation of Plan. The Plan is hereby incorporated by reference and made a part hereof, and the Option and this Option Agreement are subject to all terms and conditions of the Plan.

13. Amendments. This Option Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto.

IN WITNESS WHEREOF, the parties have executed this Option Agreement on the day and year first above written.

COMPANY:	NOVASTAR FINANCIAL, INC.

By:
Name:
Title:

The undersigned hereby accepts and agrees to all the terms and provisions of the foregoing Option Agreement and to all the terms and provisions of the Plan herein incorporated by reference.

OPTIONEE:
Name:

Address:

Phone:

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